EXHIBIT 99.1



                    PREFERRED STOCK LOAN AGREEMENT



            LOAN AGREEMENT, dated as of June 8, 1994, between Texaco Inc. ("Texaco"), a corporation organized under the laws of the State of Delaware, United States of America, and Texaco Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands ("Capital").

            WHEREAS, Capital has issued and sold 14,000,000
  6-7/8% Cumulative Guaranteed Monthly Income Preferred
  Shares, Series A with a liquidation preference of $25 per share;

            WHEREAS, Capital intends to issue and sell up to 5,175,000 Cumulative Adjustable Rate Monthly Income
  Preferred Shares, Series B (the "Preferred Shares") with a liquidation preference (the "Liquidation Preference") of $25 per share;

            WHEREAS, Texaco is guaranteeing the payment on liquidation or redemption of the Preferred Shares as well as the payment of dividends, if and to the extent declared out of moneys held by Capital and legally available therefor, all to the extent set forth in the related Payment and Guarantee Agreement, dated June 8, 1994 (the "Guarantee");

            WHEREAS, Texaco has asked Capital to make a loan to Texaco in an aggregate principal amount equal to the aggregate Liquidation Preference of the Preferred Shares issued and sold by Capital;

            WHEREAS, Capital is willing to make such loan to Texaco, on the terms and conditions hereinafter stated;

            NOW THEREFORE, Texaco and Capital hereby agree as follows:


                               ARTICLE I

                               THE LOAN

            Section 1.01. The Loan. Subject to the terms and conditions hereof, on June 15, 1994 Capital agrees to make to Texaco a loan in an aggregate principal amount equal to $112,500,000. Such loan, in the amount as may be from time to time outstanding, shall be referred to herein as the "Loan".

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            Section 1.02.  Term of the Loan; Mandatory
  Prepayment. (a) If Capital redeems Preferred Shares in accordance with the terms thereof, the Loan shall become due and payable in a principal amount equal to the aggregate Liquidation Preference of the Preferred Shares so redeemed. Any payment pursuant to this Section 1.02(a) shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as Capital and Texaco shall agree.

            (b) The entire principal amount of the Loan shall become due and payable (together with any accrued and unpaid interest thereon, including Additional Interest (as defined in Section 2.06), if any) on the earliest of May 31, 2024 or the date upon which Texaco shall be dissolved or liquidated or the date upon which Capital shall be dissolved or liquidated.

            Section 1.03.  Optional Prepayment.   Texaco shall
  have the right to prepay the Loan, without premium or penalty,

            (i)  in whole or in part (together with any
         accrued but unpaid interest, including Additional
         Interest, if any, on the portion being prepaid) at any time following June 30, 1999; and

           (ii)  in whole (together with all accrued and
         unpaid interest, including Additional Interest, if any, thereon) at any time after June 15, 1994 if Texaco is or would be required to pay any Additional Interest pursuant to the terms of Section 2.06 or, if such requirement shall relate only to a portion of the Loan, the portion of the Loan affected by such requirement. In no event, however, shall Texaco have the right to prepay the Loan, or a portion thereof, under this clause (ii) based on a technical obligation to pay Additional Interest in the absence of any actual liability for withholding taxes, duties, assessments or governmental charges, as the case may be.


                              ARTICLE II

                               INTEREST

            Section 2.01. Interest on the Loan. The Loan shall bear interest at a variable rate from June 15, 1994 until maturity. The rate for the initial period from the date the Loan is made to September 30, 1994 will be 6.40% per annum. Thereafter, interest on the Loan will be payable

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  at the "Applicable Rate" (as defined below) from time to
  time in effect, which will be adjusted quarterly and calculated on the basis of a 360 day year composed of 12 months of 30 days each, and for any period shorter than a full monthly interest period, interest will be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable on the last day of each calendar month of each year, commencing on June 30, 1994. In the event that any date on which interest is payable on the Loan is not a day on which banks in The City of New York are open for business and on which foreign exchange dealings may be conducted in The City of New York (a "Business Day"), then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            Section 2.02. The Applicable Rate. Except as provided below in this Section, the "Applicable Rate" for any quarter (other than the initial period) will be equal to 88% of the Effective Rate (as defined below), but not less than 4.50% per annum nor more than 10.50% per annum. The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Capital according to the appropriate method described below. Capital will cause notice of each Applicable Rate to be given to Texaco before the commencement of the quarter to which it applies. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent. The Applicable Rate will be rounded to the nearest five hundredth of a percent. In the event that Capital determines in good faith that for any reason:

            (i)  any one of the Treasury Bill Rate, the Ten
         Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

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           (ii)  only one of the Treasury Bill Rate, the Ten
         Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

            Section 2.03. The Treasury Bill Rate. Except as described below in this Section, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the Applicable Rate on the Loan is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Capital. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Capital. In the event that Capital determines in good faith that for any reason no such U.S. Treasury bill rates are

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  published as provided above during such Calendar Period,
  then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Capital by at least three recognized dealers in U.S. Government securities selected by Capital. In the event that Capital determines in good faith that for any reason Capital cannot determine the Treasury Bill Rate for any quarter as provided above in this Section, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Capital by at least three recognized dealers in U.S. Government securities selected by Capital. As used in Sections 2.03-2.05 hereof, the term "Calendar Period" means a period of fourteen calendar days, and the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            Section 2.04. The Ten Year Constant Maturity Rate. Except as described below in this Section, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the Applicable Rate on the Loan is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Capital. In the event that a per annum Ten Year Average Yield is not published by any Federal Reserve Bank or by any

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

  U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Capital. In the event that Capital determines in good faith that for any reason Capital cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this Section, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Capital by at least three recognized dealers in U.S. Government securities selected by Capital. As used in Sections 2.04-2.05 hereof, the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount. As used in this Section, the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years).

            Section 2.05. The Thirty Year Constant Maturity Rate. Except as described below in this Section, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the Applicable Rate on the Loan is being determined. In the

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  event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Capital. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S.
  Government department or agency selected by Capital. In the event that Capital determines in good faith that for any reason Capital cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this Section, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Capital by at least three recognized dealers in U.S. Government securities selected by Capital.
  As used in this Section, the term "Thirty Year Average
  Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

            Section 2.06. Additional Interest. In addition, if at any time following June 15, 1994 (a) Capital shall be obligated to pay any Additional Amounts in respect of the Preferred Shares pursuant to the terms thereof, (b) Texaco

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  shall be required to withhold or deduct any amounts, for or on account of any taxes, duties or governmental charges of whatever nature imposed by the United States of America (or any political subdivision thereof or therein), from the interest payments to be made by Texaco on the Loan or
  (c) Capital shall be required to pay, with respect to its income derived from the interest payments on the Loan, any amounts, for or on account of any taxes, duties or governmental charges of whatever nature imposed by the Turks and Caicos Islands (or any political subdivision thereof or therein), or any other taxing authority, then, in any such case, Texaco will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after paying such Additional Amounts, or after such withholding or deduction or the payment of such taxes, duties, assessments or governmental charges, as the case may be, shall result in Capital's having such funds as it would have had in the absence of the obligation to pay such Additional Amounts, or such withholding or deduction or the payment of such taxes, duties, assessments or governmental charges, as the case may be. The obligation to pay Additional Interest under (b) above shall be reduced proportionately to the extent that
  (x) holders of Preferred Shares have been notified of the obligation to withhold taxes and have been requested but have not provided declarations of non-residence or other claim for exemption and (y) such withholding or deduction would not have been required had such declaration or claim been received.

            Section 2.07.  Extension of Interest Period.
  Notwithstanding the provisions of Section 2.01, Texaco shall have the right at any time during the term of the Loan, so long as Texaco is not in default in the payment of interest on the Loan, to extend the interest payment period to 60 months; provided that at the end of such period Texaco shall pay all interest then accrued and unpaid together with interest thereon at the weighted average rate applicable to the Loan to the extent permitted by applicable law; provided, further, that, during any such extended interest period or at any time during which there is an uncured Event of Default under the Loan, Texaco shall not pay dividends on any of its shares of equity stock. Notwithstanding anything else contained herein, the time within which all payments of the principal of and interest on the Loan (or any replacement loans) shall be made shall not be later than the fiftieth anniversary of the issuance of the Preferred Shares. Texaco covenants (x) not to exercise the right to extend the interest period with respect to the Loan made pursuant to the Preferred Stock Loan Agreement dated
  October 27, 1993 or pursuant to the Common Stock Loan

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  Agreement dated October 27, 1993 (the "Prior Loans") unless it exercises or has exercised the right to extend the interest period with respect to the Loan in a way which will insure that, during the entire time when an interest period with respect to the Prior Loans has been extended under their terms, the interest period with respect to the Loan shall also be extended as provided herein, and (y) not to exercise the right to extend the interest period with respect to the Prior Loans if the specified maturity date on the Loan would occur during such interest extension period. Texaco shall give Capital such prior notice of its selection of such longer interest payment period with respect to the Loan as shall enable Capital to give at least eleven Business Days prior notice to the holders of the Preferred Shares, and Texaco shall cause Capital to give notice to the holders of the Preferred Shares.


                              ARTICLE III

                               PAYMENTS

            Section 3.01. Method and Date of Payment. Each payment by Texaco of principal and interest (including Additional Interest, if any) on the Loan shall be made to Capital in lawful money of the United States at such place and to such account as may be designated in writing by Capital.

            Section 3.02. Set-off. Notwithstanding anything to the contrary herein, Texaco shall have the right to set-off any payment it is otherwise required to make hereunder with and to the extent Texaco has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


                              ARTICLE IV

                             SUBORDINATION

            Section 4.01. Subordination. Texaco and Capital covenant and agree that the Loan is subordinate and junior in right of payment to all Senior Indebtedness as provided herein. The term "Senior Indebtedness" shall mean the principal, premium, if any, and interest on (i) all indebtedness of Texaco (excluding the Prior Loans, with which the Loan shall rank on a pari passu basis), whether outstanding on June 8, 1994 or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the

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  acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Texaco is responsible or liable as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the Loan. Obligations to other creditors, including trade creditors, do not constitute Senior Indebtedness. The Loan will rank pari passu with, and will not be superior in right of payment to, the Prior Loans. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior
  Indebtedness or extension or renewal of the Senior
  Indebtedness.

            In the event that (i) Texaco shall default in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default is given to Texaco by the holders of Senior Indebtedness, then unless and until such default in payment and event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the Loan or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Loan.

            In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Texaco, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of Texaco, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Texaco for the benefit of creditors, or (iv) any other marshalling of the assets of Texaco, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Texaco on account of the Loan. Any payment or distribution, whether in cash, securities or other

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  property (other than securities of Texaco or any other
  corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Loan, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect to the Loan shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness constituting the Loan by any act or failure to act on the part of Texaco.

            Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, Capital shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Loan shall have been paid in full, and such payments or distributions received by Capital, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Texaco and its creditors other than the holders of Senior Indebtedness, on the one hand, and Capital, on the other, be deemed to be a payment by Texaco on account of Senior Indebtedness, and not on account of the Loan.


                               ARTICLE V

                    REPRESENTATIONS AND WARRANTIES

            Section 5.01.  Representations and Warranties.
  Texaco represents and warrants to Capital that:

            (a) Good Standing. Texaco is a corporation duly established and validly existing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as now being conducted.

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            (b)  Power and Authority.  Texaco has full power
         and authority to enter into this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action.

            (c)  Binding Agreement.  This Agreement
         constitutes the valid and legally binding obligation of Texaco enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


                              ARTICLE VI

                               COVENANTS

            Section 6.01. Covenants. Texaco agrees (i) to use the proceeds of the Loan for working capital, for retirement of debt and for other general corporate purposes,
  (ii) to maintain direct or indirect 100% ownership of the common shares of Capital, (iii) not to voluntarily dissolve, wind-up or liquidate Capital so long as any Preferred Shares are outstanding, (iv) to timely perform all of its duties as Manager of Capital, (v) not to exercise the right pursuant to Section 2.07 to extend the interest period with respect to the Prior Loans unless it exercises or has exercised the right to extend the interest period with respect to the Loan in a way which will insure that, during the entire time when an interest period with respect to the Prior Loans has been extended under its terms, the interest period with respect to the Loan shall also be extended, and (vi) not to exercise the right to extend the interest period with respect to the Prior Loans if the specified maturity date on the Loan would occur during such interest extension period.


                              ARTICLE VII

                           EVENTS OF DEFAULT

            Section 7.01.  Events of Default.  If one or more
  of the following events (each an "Event of Default") shall occur and be continuing:

            (a)  default in the payment of interest on
         this Loan, including any Additional Interest in respect thereof, when due for 10 days; provided that a valid extension of the interest payment

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

         period by Texaco pursuant to Section 2.07 shall not constitute a default in the payment of interest for this purpose;

            (b)  default in the payment of principal on
         this Loan;

            (c) dissolution or winding-up or liquidation of Capital;

            (d)  the bankruptcy, insolvency or liquida-
         tion of Texaco; or

            (e)  the breach by Texaco of any of its
         covenants under the Loan;

  then, in every such event, and at any time thereafter during the continuance of such event, Capital will have the right to declare the principal of and the interest on the Loan and all other amounts payable hereunder to be forthwith due and payable and to enforce its other rights as a defaulted creditor with respect to the Loan, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding. If an Event of Default specified in subparagraph (c) or (d) above shall have occurred, the principal of and interest on the Loan and all other amounts payable hereunder shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding.


                             ARTICLE VIII

                             MISCELLANEOUS

            Section 8.01. Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

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


            If to Capital, to:

                 Texaco Capital LLC
                 c/o Texaco Inc.
                 2000 Westchester Avenue,
                 White Plains, NY  10650

                 Facsimile no.:  (914) 253-7753

                 Attention:  Treasurer

            If to Texaco, to:

                 Texaco Inc.
                 2000 Westchester Avenue,
                 White Plains, NY  10650

                 Facsimile no.:  (914) 253-7753

                 Attention:  Treasurer

            Any notice given by mail or telegram or facsimile transmission shall be effective when received.

            Section 8.02. Binding Effect. Texaco shall have the right at all times to assign any of its rights or obligations under this Agreement to a direct or indirect wholly owned subsidiary of Texaco; provided that, in the event of any such assignment, Texaco shall remain jointly and severally liable for all such obligations. Capital may not assign any of its rights hereunder without the prior written consent of Texaco. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Texaco and Capital and their respective successors and assigns. Any assignment by Texaco or Capital in contravention of this Section 8.02 shall be null and void.

            Section 8.03.  Governing Law.  EXCEPT AS TO
  MATTERS RELATING TO THE AUTHORIZATION, EXECUTION AND
  DELIVERY OF THIS AGREEMENT, WHICH SHALL BE GOVERNED BY THE
  LAWS OF THE TURKS AND CAICOS ISLANDS IN THE CASE OF CAPITAL,
  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
  ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 8.04.  Counterparts.  This Agreement may
  be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            Section 8.05. Amendments. This Agreement may be amended by mutual consent of the parties in the manner the parties shall agree; provided that, so long as any of the Preferred Shares shall remain outstanding, no such amendment shall be made, and no termination of this Agreement shall occur, without the prior consent of at least 66-2/3% of the holders of the Preferred Shares, in writing or at a duly constituted meeting of such holders, unless and until the Loan and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                           TEXACO INC.



                           By:         Peter M. Wissel
                              -----------------------------

                               Title:  Assistant Treasurer



                           TEXACO CAPITAL LLC
                           By Texaco Inc., as Manager



                           By:        Shelby Faber
                              -----------------------------
                              Title:  Assistant Treasurer



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